                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                        ARTHUR ANDERSEN LLP


Stamford, Connecticut
May 28, 1999

                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




As independent chartered accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                                         ARTHUR ANDERSEN LLP


Mississauga, Canada
May 28, 1999